FIRST AMENDMENT TO THE
                       AMERICAN PRESIDENT COMPANIES, LTD. RETIREMENT PLAN

                  (Second Amendment and Restatement Effective January 1, 1993)


       The American President Companies, Ltd. Retirement Plan (Second Amendment and Restatement Effective January 1, 1993) (the "Retirement Plan") is hereby amended as follows, effective as of January 1, 1993:

1. Section 2.2 of the Retirement Plan is amended to read in its entirety as follows:

2.2    Participation Requirements

       Effective as of January 1, 1993, the requirements for becoming a Participant are that the Employee must:

       (A) Be employed in the United States, or be employed outside the United States and be eligible for home leave;

       (B) Not be a member of a collective bargaining unit covered by a collective bargaining agreement, unless such agreement provides for coverage of the bargaining unit members under the Plan;

       (C) Not be classified by the Company as a driver, driver-trainer or temporary employee;

       (D) Not be eligible to participate in or accrue benefits under any other funded pension or retirement plan to which his Employer makes contributions, other than federal Social Security and the American President Companies, Ltd. SMART Plan; and

       (E) Not be designated by the Company in writing as an individual or member of a class not eligible to participate in the Plan.

       For purposes of Article 4, an Employee shall continue to be a Participant entitled to accrue a Credited Period of Service only during the period during which he satisfies all of the above requirements, except that a Participant who is transferred to sea duty after November 15, 1972, may continue to accrue a Credited Period of Service if his absence from shoreside employment is due to unusual circumstances, as authorized by the Company in writing for periods not in excess of one (1) year."


To record this First Amendment to the Retirement Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 1st day of August, 1995.


                                     American President Companies, Ltd.

                                     By:    /s/ Timothy J. Windle

                                     Title:  Assistant Secretary